OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of OCT 24, 2003, by and between IL-TRI-STATE INTERNATIONAL, L.L.C., a Delaware limited liability company (“Landlord”) and OPEN TEXT, INC., an Illinois corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of the Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), Exhibit G (HVAC Specifications), Exhibit H (Cleaning Specifications), Exhibit I (Form of Guaranty) and Exhibit J (Form of Letter of Credit).

1. Basic Lease Information.

1.01 “Building” shall mean the complex of office buildings listed as follows: 25 Tri-State International Building, 75 Tri-State International Building, 100 Tri-State International Building, 200 Tri-State International Building, and 300 Tri-Tri-State International Building, all located in the City of Lincolnshire, County of Lake, State of Illinois, and commonly known as Tri-State International Office Center. Landlord, from time to time in its discretion, may elect to exclude from the definition of “Building” one or more of the buildings listed above or may include in the definition of “Building” any other building constructed (“Additional Buildings”) on any vacant land owned by Landlord and affiliates adjacent to the existing office buildings on the Property. “Rentable Square Footage of the Building” is deemed to be 546,263 square feet (206,234 square feet for the combined 25 and 75 Tri-State International Buildings, 107,888 square feet for the 100 Tri-State International Building, 89,003 square feet for the 200 Tri-State International Building, 143,138 square feet for the 300 Tri-State International Building), as adjusted from time to time for any building not included in the definition of Building, plus the rentable area as determined by Landlord for any Additional Building from time to time included in the definition of Building.

1.02 “Premises” shall mean the area shown on Exhibit A to this Lease. The Premises is located on the 3rd floor of the 100 Tri-State building and known as suite 300. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The “Rentable Square Footage of the Premises” is deemed to be 38,115 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.03 “Base Rent”:

Period or Months of Term	Annual Rate Per Square Foot	Monthly Base Rent
Months 1 – 12	$10.00	$31,762.50
Months 13 – 24	$10.35	$32,874.19
Months 25 – 36	$10.70	$33,985.88
Months 37 – 48	$11.05	$35,097.56
Months 49 – 60	$11.40	$36,209.25
Months 61 – 72	$12.40	$39,385.50
Months 73 – 84	$12.75	$40,497.19
Months 85 – 96	$13.10	$41,608.88

Notwithstanding anything in this Section of the Lease to the contrary, so long as Tenant is not in Default under this Lease beyond any applicable notice or cure period, Tenant shall be entitled to an abatement of Rent in the amount of $9,690.00 per month for 12 consecutive full calendar months of the Term, beginning with the 2nd full calendar month of the Term (the “Rent Abatement Period”). The total amount of Rent abated during the Rent Abatement Period shall equal $116,280.00 (the “Abated Rent”). During the Rent Abatement Period, only Base Rent and Tenant’s Pro Rata Share of Taxes and Expenses shall be abated, and all other Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

1.04 “Tenant’s Pro Rata Share”: 6.9774%, which is the quotient (expressed as a percentage), derived by dividing the Rentable Square Footage of the Premises by the Rentable Square Footage of the Building, as to the buildings from time to time excluded or included in the definition of Building. If the Rentable Square Footage of the Premises or the Rentable Square Footage of the Building changes from time to time as provided herein, the percentage set forth shall be recalculated by Landlord based on the defined quotient, and if such change occurs other than at the end of the last day of a calendar year, appropriate adjustments shall be made by Landlord for the calendar year in question to the calculation of Tenant’s Pro Rata Share of Taxes and Expenses and any other amounts that are determined based upon Tenant’s Pro Rata Share.

1.05 Intentionally Omitted.

1.06 “Term”: A period of 96 months. Subject to Section 3, the Term shall commence on May 1, 2004 (the “Commencement Date”) and, unless terminated early in accordance with this Lease, end on April 30, 2012 (the “Termination Date”).

1.07 Allowance(s): per Work Letter attached as Exhibit C hereto.

1.08 “Security Deposit”: $61,556.00, as more fully described in Section 6.

1.09 “Guarantor(s)”: Open Text Corporation, an Ontario corporation. Concurrent with Tenant’s execution and delivery of this Lease, Tenant shall cause Guarantor to execute and deliver a guaranty in favor of Landlord on the form attached hereto as Exhibit I.

1.10 “Broker(s)”: Colliers, Bennett & Kahnweiler.

1.11 “Permitted Use”: General office use.

1.12 “Notice Address(es)”:

Landlord:	Tenant:
IL-Tri-State International, L.L.C.	c/o Open Text Corporation
C/o Equity Office	38 Leek Street, 1st floor
8600 W. Bryn Mawr Ave., Suite 400N	Richmond Hill, Ontario
Chicago, IL 60631	L4B4N8
Attention: Tri-State International Property Manager	Attention: Vice President Real Estate

A copy of any notices to Landlord shall be sent to Equity Office, Two North Riverside Plaza, Suite 2100, Chicago IL, 60606, Attn: Chicago Regional Counsel.

1.13 “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “Building Service Hours” are 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays.

1.14 “Landlord Work” means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the “Work Letter”), if any, attached to this Lease as Exhibit C.

1.15 “Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

2. Lease Grant.

The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the “Common Areas”).

3. Adjustment of Commencement Date; Possession.

3.01 If Landlord is required to perform Landlord Work prior to the Commencement Date: (a) the date set forth in Section 1.06 as the Commencement Date shall instead be defined as the “Target Commencement Date”; (b) the actual Commencement Date shall be the date on which the Landlord Work is Substantially Complete (defined below), but in no event shall be prior to May 1, 2004; and (c) the Termination Date will be the last day of the Term as determined based upon the actual Commencement Date. Landlord’s failure to Substantially Complete the Landlord Work by the Target Commencement Date shall not be a default by

Landlord or otherwise render Landlord liable for damages. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit D. If the Termination Date does not fall on the last day of a calendar month, Landlord and Tenant may elect to adjust the Termination Date to the last day of the calendar month in which Termination Date occurs by the mutual execution of a commencement letter agreement setting forth such adjusted date. The Landlord Work shall be deemed to be “Substantially Complete” on the later of (i) the date that all Landlord Work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant’s use of the Premises; and (ii) the date Landlord receives from the appropriate governmental authorities, with respect to the Landlord Work performed by Landlord or its contractors in the Premises, all approvals necessary for the occupancy of the Premises. If Landlord is delayed in the performance of the Landlord Work as a result of the acts or omissions of Tenant, the Tenant Related Parties (defined in Section 13) or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant’s failure to comply with any of its obligations under this Lease, or the specification of any materials or equipment with long lead times (a “Tenant Delay”), the Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work absent any Tenant Delay.

Notwithstanding the foregoing, if the Commencement Date has not occurred on or before the Required Completion Date (defined below), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (i) 5 Business Days after the Required Completion Date; and (ii) the actual Commencement Date. In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any prepaid rent and any Security Deposit previously advanced by Tenant under this Lease and, so long as Tenant has not previously defaulted under any of its obligations under the Work Letter, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. The “Required Completion Date” shall mean August 1, 2004. Landlord and Tenant acknowledge and agree that: (i) the determination of the Commencement Date shall take into consideration the effect of any Tenant Delays; and (ii) the Required Completion Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure or Tenant Delay. Notwithstanding anything herein to the contrary, if Landlord determines in good faith that it will be unable to cause the Commencement Date to occur by the Required Completion Date, Landlord shall have the right to immediately cease its performance of the Landlord Work and provide Tenant with written notice (the “Completion Date Extension Notice”) of such inability, which Completion Date Extension Notice shall set forth the date on which Landlord reasonably believes that the Commencement Date will occur. Upon receipt of the Completion Date Extension Notice, Tenant shall have the right to terminate this Lease by providing written notice of termination to Landlord within 5 Business Days after the date of the Completion Date Extension Notice. If Tenant does not terminate this Lease within such 5 Business Day period, the Required Completion Date automatically shall be amended to be the date set forth in Landlord’s Completion Date Extension Notice.

3.02 Subject to Landlord’s obligation, if any, to perform Landlord Work, the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. Notwithstanding the foregoing, Landlord represents that the HVAC and mechanical systems serving the Premises are in working order as of the date of this Lease and that they are in compliance with all regulatory codes. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party, however Landlord shall use reasonable efforts to obtain possession of the space. The commencement date for the space, in such event, shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any party. If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section 4.01) to Landlord for each day of possession before the Commencement Date. However, except for the cost of services requested by Tenant (e.g. freight elevator usage), Tenant shall not be required to pay Rent for any days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property. However, notwithstanding the foregoing but subject to the terms of this Section 3.02, Landlord grants Tenant the right to enter the Premises, at Tenant’s sole risk approximately 30 days prior to the actual Commencement Date solely for the purpose of installing telecommunications and data cabling in the Premises, and installing equipment, furnishings and other personalty. Landlord shall use reasonable efforts to notify Tenant 60 days prior to the date Landlord reasonably believes the actual Commencement Date is to occur. Further, Landlord may withdraw such permission to enter the Premises prior to the Commencement Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of Landlord’s Work at the earliest possible date. Notwithstanding the foregoing, except in the case of emergencies, Landlord shall give Tenant prior written notice of Landlord’s determination of any such dangerous situation or other interference and Tenant shall have 2 days after the date of such notice to cure such situation.

4. Rent.

4.01 Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent (including without limitation, after hours HVAC charges and other additional charges) shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. Tenant shall pay Landlord an administration fee equal to the lesser of 5% of the past due Rent or $500.00, provided that Tenant shall be entitled to a grace period of 5 days for the first 3 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at 12% per annum. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.02 Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

5. Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s specific use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant. “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Except to the extent properly included in Expenses, Landlord shall be responsible for the cost of correcting any violations of Title III of the Americans with Disabilities Act (ADA) with respect to the Common Areas of the Building. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord and distributed to Tenants from time to time, including rules and regulations for the performance of Alterations (defined in Section 9).

6. Security Deposit.

The Security Deposit shall be delivered to Landlord within 5 days after execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 18) by Tenant, in either case after the expiration of applicable notice and cure periods. If Landlord uses any portion of the Security Deposit, Tenant shall, within 5 days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee in connection with a transfer of this Lease and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts, unless required by Laws.

7. Building Services.

7.01 Landlord shall furnish Tenant with the following services: (a) water for use in the building standard lavatories; (b) customary heat and air conditioning in season during Building Service Hours in accordance with the specifications attached hereto as Exhibit G or otherwise as required by governmental authority. Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord which in no event shall be more than 24 hour advance notice; (c) standard janitorial service on Business Days in accordance with the cleaning specifications attached hereto as Exhibit H, or such other reasonably comparable specifications designated by Landlord from time to time; (d) Elevator service; (e) Electricity in accordance with the terms and conditions in Section 7.02; (f) Access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

7.02 Electricity used by Tenant in the Premises shall be paid for by Tenant by separate charge billed by the applicable utility company and payable directly by Tenant. Without the consent of Landlord, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Service Hours or overall load, the electrical standard for the Building. For purposes hereof, the “electrical standard” for the Building shall mean 3.5 watts per rentable square foot. Landlord shall have the right to measure electrical usage by commonly accepted methods. If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord for the cost of such excess electrical usage as Additional Rent. Landlord represents that, as of the date of this Lease, 110 amps of electrical service are available to the 3rd floor of the Building.

7.03 Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8. Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable (defined in Section 9.01) installed by or for the benefit of Tenant, and (b) any Landlord Work or Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If

Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alteration are Required Removables.

9. Repairs and Alterations.

9.01 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear and damage by casualty excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to commence (and thereafter continue to diligently pursue to completion within 90 days) any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

9.02 Landlord shall keep and maintain in good repair and proper working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general (including the Premises); (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible.

9.03 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably acceptable to Landlord. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations (exclusive of Landlord Work, as defined in Exhibit C hereto) equal to 10% of the first $5,000.00 of the cost of any Alterations and 5% of the cost of any Alterations over $5,000.00 (e.g.; if an Alteration costs $7,000.00, then Landlord’s oversight fee shall be 10% of the first $5,000.00 of such cost and 5% of the next $2,000.00). Upon completion, Tenant shall furnish “as-built” plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10. Entry by Landlord.

Landlord may enter the Premises to inspect, show (during the last 12 months of the Term if Tenant has not exercised its Renewal Option [defined in Exhibit F hereto]) or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide standard janitorial and maintenance and other similar Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. Landlord will not temporarily close all or a portion of the Premises to perform repairs, alterations and additions during Building Service Hours, except in the case of an emergency, if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. Notwithstanding the foregoing, if Landlord temporarily closes the Premises as provided above for a period in excess of 3 consecutive Business Days, Tenant, as its sole remedy, shall be entitled to receive a per diem abatement of Base Rent during the period beginning on the 4th consecutive Business Day of closure and ending on the date on which the Premises are returned to Tenant in a tenantable condition. Tenant, however, shall not be entitled to abatement if the repairs, alterations and/or additions to be performed are required as a result of the acts or omissions of Tenant, its agents, employees or contractors, including, without limitation, a default by Tenant in its maintenance and repair obligations under the Lease.

11. Assignment and Subletting.

11.01 Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. If the entity which controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. Any attempted Transfer in violation of this Section is voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

11.02 Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed letter of intent or copy of the proposed assignment, sublease or other Transfer documentation, and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 20% of the Rentable Area of the Premises for more than 50% of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any Permitted Transfer or requested Transfer.

11.03 Tenant may retain 100% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer.

11.04 Notwithstanding the remaining provisions of this Section 11, Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (a) Tenant is not in Default; (b) in the event of an Ownership Change, Tenant’s successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant’s net worth as of the day prior to the proposed Ownership Change; (c) the Permitted Use does not allow the Premises to be used for retail purposes; and (d) Tenant shall give Landlord written notice at least 15 Business Days prior to the effective date of the Permitted Transfer. Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.

12. Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 20 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.

13. Indemnity and Waiver of Claims.

Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant’s transferees, contractors or licensees. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties. Notwithstanding the foregoing, except as provided in Section 15 to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant’s business) where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease.

14. Insurance.

Tenant shall maintain the following insurance (“Tenant’s Insurance”): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) Property/Business Interruption Insurance written on an All Risk or Special Perils form, with coverage for broad form water damage including sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers’ Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other reasonable designees of Landlord and its successors as the interest of such designees shall appear. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days’ advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord.

15. Subrogation.

Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

16. Casualty Damage.

16.01 If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the gross negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building occurs.

16.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any reasonable additional excess costs that are determined during the performance of the repairs. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

17. Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18. Events of Default.

Each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 3 days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 20 days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within 20 days, Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 20 days and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law; (e) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises; or (f) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord affecting the Building or the Property or project in which the Building is located, including, without limitation, any lease or agreement for parking. If Landlord provides Tenant with notice of Tenant’s failure to comply with the same provision of this Lease on 3 separate occasions during any 12 month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19. Remedies.

19.01 Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

(a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of repairs, alterations and the value of other concessions or allowances granted to a new tenant.

(b) Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

19.02 In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the reasonable cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

19.03 Landlord agrees to use reasonable efforts to mitigate damages, provided that those efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Section 11.

20. Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY

JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. FOR PURPOSES HEREOF, “INTEREST OF LANDLORD IN THE PROPERTY” SHALL INCLUDE RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, AND PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE DISTRIBUTION OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY).

21. Intentionally Omitted.

22. Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23. Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. Landlord and Tenant shall each, within 10 Business Days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable.

Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s then current Mortgagee on such Mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee’s form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

24. Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice

Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25. Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Tenant is not obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property within 2 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.

26. Miscellaneous.

26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant (excluding employees of Tenant who are not principal shareholders of Tenant) are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

26.02 If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.

26.03 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease, and further provided that Landlord and its successors, as the case may be, shall remain liable after their respective periods of ownership with respect to any sums due in connection with a breach or default by such party that arose during such period of ownership by such party.

26.05 Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord agrees to pay a brokerage commission to Broker in accordance with the terms of a separate written commission agreement to be entered into between Landlord and Broker, provided that in no event shall Landlord be obligated to pay a commission to Broker in connection with any extension of the Term or in connection with any additional space that is leased by Tenant pursuant to the terms of this Lease except as may be specifically provided otherwise in such written agreement or future written agreement between Landlord and Broker.

26.06 Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.07 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.08 This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

[SIGNATURE PAGE FOLLOWS]

Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD: IL-TRI-STATE INTERNATIONAL, L.L.C., a Delaware limited liability company,
/s/ Jeanne Kratz Name (print): JEANNE KRATZ	By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

		By:	/s/ Arvid Povilaitis
Name (print):		Name:	ARVID POVILAITIS
		Title:	SENIOR VICE PRESIDENT

WITNESS/ATTEST:	TENANT:

OPEN TEXT, INC., an Illinois corporation

	By:	/s/ Alan Hoverd
Name (print):	Name:	ALAN HOVERD
	Title:	CFO

Name (print):		Tenant’s Tax ID Number (SSN or FEIN)

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

[GRAPHIC APPEARS HERE]

EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Lease by and between IL-TRI-STATE INTERNATIONAL, L.L.C., a Delaware limited liability company (“Landlord”) and OPEN TEXT, INC., an Illinois corporation (“Tenant”) for space in the Building located at 100 Tri-State International Office Center.

1. Payments.

1.01 Tenant shall pay Tenant’s Pro Rata Share of the total amount of Expenses and Taxes for each calendar year during the Term. Landlord shall provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of the total amount of Expenses and Taxes. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of Expenses and Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

1.02 As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount and Tenant’s Pro Rata Share of Expenses and Taxes for the prior calendar year. Landlord shall use reasonable efforts to furnish the statement of actual Expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. If the estimated amount of Expenses and Taxes for the prior calendar year is more than the actual amount of Expenses and Taxes for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated amount of Expenses and Taxes for the prior calendar year is less than the actual amount of Expenses and Taxes for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year.

2. Expenses.

2.01 “Expenses” means all reasonable costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property. Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees, in no event shall the management fees for the Building (expressed as a percentage of gross receipts for the Building) exceed the prevailing market management fees (expressed as a percentage of gross receipts), plus 2% of such fees, for comparable third party management companies offering comparable management services in office buildings similar to the Building in class, size, age and location; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) which are: (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or otherwise improve the operating efficiency of the Property; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that

1

Landlord would reasonably be required to pay to finance the cost of the capital improvement. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties. In no event shall Landlord be entitled to a reimbursement from tenants for Expenses and Taxes in excess of 100% of the costs actually paid or incurred by Landlord in any applicable calendar year.

2.02 Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases.

2.03 If the Building is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building at any time during a calendar year, Expenses shall, at Landlord’s option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building during that calendar year. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Building and otherwise in accordance with the methodology specified by the Building Owners and Managers Association.

3. “Taxes” shall mean: (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Taxes, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in Taxes within 30 days after Tenant’s receipt of a statement from Landlord.

4. Audit Rights. Tenant, within 365 days after receiving Landlord’s statement of Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for that calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice

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within the 365 day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant in not in monetary Default (including, without limitation payment of all Rent) beyond applicable notice and cure periods. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Lease by and between IL-TRI-STATE INTERNATIONAL, L.L.C., a Delaware limited liability company (“Landlord”) and OPEN TEXT, INC., an Illinois corporation (“Tenant”) for space in the Building located at 100 Tri-State International Office Center.

As used in this Workletter, the “Premises” shall be deemed to mean the Premises, as initially defined in the attached Lease.

1.	This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in the Premises for Tenant’s use. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the “Landlord Work.” It is agreed that construction of the Landlord Work will be completed at Landlord’s sole cost and expense (subject to the Maximum Amount and further subject to the terms of Paragraph 5 below), using Building standard methods, materials, and finishes, except to the extent as may be agreed otherwise by Landlord. Notwithstanding the foregoing, Landlord and Tenant acknowledge that Plans (hereinafter defined) for the Landlord Work have not yet been prepared and, therefore, it is impossible to determine the exact cost and scope of the Landlord Work at this time. Accordingly, Landlord and Tenant agree that Landlord’s obligation to pay for the cost of Landlord Work (inclusive of the cost of preparing Plans, obtaining permits, a construction management fee equal to 3% of the total construction costs, and other related costs) shall be limited to $1,410,255.00 (i.e.; $37.00 per rentable square foot of the Premises, the “Maximum Amount”) and that Tenant shall be responsible for the cost of Landlord Work, plus any applicable state sales or use tax, if any, to the extent that it exceeds the Maximum Amount. Landlord shall enter into a direct contract for the Landlord Work with one of the following general contractors: Glenn Johnson Construction Company; Alps Construction; Executive Construction, Inc.; W.E. Olsen Construction Company based on Tenant’s election delivered to Landlord on or before November 7, 2003, directing Landlord to either enter into a maximum price contract with a specified contractor from the foregoing list or to competitively bid the Landlord Work among any one or more of the specified contractors from the foregoing list. Based on the foregoing, Landlord agrees to present any general contractor bids to Tenant for its review and reasonable approval, which approval shall be provided within 3 Business Days after delivery of any such bids to Tenant. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.

2.

Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (called “Plans”) necessary to construct the Landlord Work, which plans shall be subject to reasonable approval by Landlord and Landlord’s architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant, and subject to the Maximum Amount, Landlord’s architect will prepare the Plans necessary for such construction at Tenant’s cost. Whether or not the layout and Plans are prepared with the help (in whole or in part) of Landlord’s architect, Tenant agrees to remain solely responsible for the timely preparation and submission of the Plans and for all elements of the design of such Plans and for all costs related thereto. Tenant has assured itself by direct communication with the architect and engineers (Landlord’s or its own, as the case may be) that the final approved Plans can be delivered to Landlord on or before November 21, 2003 (the “Plans Due Date”), provided that Tenant promptly furnishes complete information concerning its requirements to said architect and engineers as and when requested by them. Tenant covenants and agrees to cause said final, approved Plans to be delivered to Landlord on or before said Plans Due Date and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit the Plans within the required time limit. Time is of the essence in respect of preparation and submission of Plans by Tenant. If the Plans are not fully completed and approved by the Plans Due Date, Tenant shall be responsible for one day of Tenant Delay (as defined in the Lease to which this Exhibit is attached) for each

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day during the period beginning on the day following the Plans Due Date and ending on the date completed Plans are approved. (The word “architect” as used in this Exhibit shall include an interior designer or space planner.) Landlord agrees to respond in a timely fashion with respect to any approvals or reviews required of Landlord hereunder.

3.	If Landlord’s estimate and/or the actual cost of the Landlord Work shall exceed the Maximum Amount, Landlord, prior to commencing any construction of Landlord Work, shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, contractor’s fees and permit fees. Within 3 Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. If Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

4.	If Landlord’s actual cost of construction shall exceed the Maximum Amount (such amounts exceeding the Maximum Amount being herein referred to as the “Excess Costs”), Tenant shall pay to Landlord such Excess Costs, plus any applicable state sales or use tax thereon, within 30 days after request by Landlord therefor. The statements of costs submitted to Landlord by Landlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

5.	If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Tenant shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof, plus any applicable state sales or use tax thereon, within 30 days after request by Landlord therefor, to the extent that the cost of performing such revisions cause the cost of Landlord Work to exceed the Maximum Amount. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost, if any, which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within one Business Day, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant’s decision, in which event Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting therefrom. If such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Maximum Amount, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 4 hereof and Tenant shall pay such Excess Costs, plus any applicable state sales or use tax thereon, upon demand.

6.	Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Landlord Work to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of Substantial Completion of the Landlord Work.

7.	If the cost of the Landlord Work is less than the Maximum Amount, Tenant, provided it is not in Default under the Lease or this Workletter beyond applicable notice and cure periods, shall be entitled to apply up to $190,575,00 (i.e., $5.00 per rentable square foot of the initial Premises) of such unused Maximum Amount (the “Unused Allowance”) toward either or both, (a) the cost of purchasing and installing telephone and computer cabling in the Premises and/or (b) toward subsequent installments of Rent coming due under the Lease; either, at the written direction of Tenant. Any unused portion of the Maximum Amount that is in excess of the Unused Allowance shall accrue to the sole benefit of Landlord, it being understood and agreed that Tenant shall not be entitled to receive any credit or abatement in connection therewith.

8.

Moving Allowance. Provided Tenant is not in default after the expiration of applicable cure periods, Landlord shall provide Tenant with an allowance (the “Moving Allowance”) in an amount not to exceed $292,567.65 (i.e. $9.11 per 32,115 of the rentable square foot in the initial Premises) to be applied toward Moving and Relocation Costs (as defined below). Landlord shall disburse the Moving Allowance, or applicable portion thereof, to Tenant within 30 days after the later to occur of (i) receipt of paid or approved invoices from Tenant with respect to Tenant’s actual Moving and Relocation Costs, and (ii) the Commencement Date. If directed by Tenant in writing, and upon submission to Landlord of approved invoices therefor, Landlord shall make payment of any Moving and

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Relocation Costs directly to the vendor of same. Any portion of the Moving Allowance which is not disbursed after the date which is 3 months after the Commencement Date shall be applied by Landlord, at Tenant’s written direction, against subsequent installments of Rent coming due under the Lease. As used herein, “Moving and Relocation Costs” shall be deemed to mean the cost of moving from Tenant’s existing location into the initial Premises, including, without limitation, the cost of telephone and computer cabling, consulting fees, reprinting stationery on hand and moving Tenant’s furniture, equipment and other personal property into the initial Premises.

9.	This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

EXHIBIT D

COMMENCEMENT LETTER

(EXAMPLE)

Date
Tenant
Address

Re:	Commencement Letter with respect to that certain Lease dated as of the day of , , by and between IL-TRI-STATE INTERNATIONAL, L.L.C., a Delaware limited liability company, as Landlord, and OPEN TEXT, INC., an Illinois corporation, as Tenant, for rentable square feet on the floor of the Building located at 100 Tri-State International Office Center.

Dear                     :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1. The Commencement Date of the Lease is                     ;

2. The Termination Date of the Lease is                     .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

Authorized Signatory

Agreed and Accepted:

Tenant:

By:	/s/ Alan Hoverd
Name:	ALAN HOVERD
Title:	CFO
Date:

EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease.

1.	Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.	Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees shall be paid for by Tenant and Landlord shall not be responsible for the damage.

3.	No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.	Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.	Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.	All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

8.	Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld, conditioned or delayed. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

9.	Corridor doors, when not in use, shall be kept closed.

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10.	Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.	No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.	No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.	Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.	Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.	Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.	Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.	Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.	Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.	Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

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20.	Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21.	Landlord shall have the right to designate and approve standard window coverings for the exterior areas (i.e.; outside Building windows or windows to Common Areas) of the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.	Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.	The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease by and between IL-TRI-STATE INTERNATIONAL, L.L.C., a Delaware limited liability company (“Landlord”) and OPEN TEXT, INC., an Illinois corporation (“Tenant”) for space in the Building located at 100 Tri-State International Office Center.

I.	PARKING.

A.	During the initial Term, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant a total of (a) unreserved parking spaces in the Building surface parking lot (“Parking Area”) at the ratio 3.6 unreserved spaces per 1,000 rentable square feet (“Parking Ratio”) of Premises (as “Premises” may be defined from time to time pursuant to the further provisions of the Lease) and (b) 4 reserved parking spaces in the Parking Area (collectively, the “Spaces”), both, for the use of Tenant and its employees. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number of reserved and unreserved Spaces set forth above.

B.	During the initial Term, Tenant shall pay Landlord, as Additional Rent in accordance with Section 4 of the Lease the sum of $0.00 per month for each Space leased by Tenant hereunder.

C.	Except for particular spaces and areas designated by Landlord for reserved parking, all parking in the Parking Area serving the Building shall be on an unreserved, first-come, first-served basis.

D.	Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Parking Area regardless of whether such loss or theft occurs when the Parking Area is locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Parking Area or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

E.	Landlord shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Parking Area, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

F.	Tenant shall not store or permit its employees to store any automobiles in the Parking Area without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Area overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

G.	Landlord shall have the right to temporarily close the Parking Area or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Parking Area, if any. If Landlord exercises its right to temporarily close the Parking Area or certain areas therein, then, if Landlord closes only portion(s) of the Parking Area, Landlord shall provide alternative parking in other area(s) of the Parking Area and if Landlord closes the entire Parking Area, Landlord shall use reasonable efforts to provide Tenant with alternative parking in another location. However, in neither event shall Landlord’s failure to provide alternative parking for Tenant constitute a default by Landlord hereunder or subject Landlord to any other liability therefor.

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H.	Except in connection with a Transfer (as defined in the Lease), and then only to the extent of the Parking Ratio in relation to the portion of the Premises assigned or sublet, Tenant shall not assign or sublease any of the Spaces without the consent of Landlord. Landlord shall have the right to terminate this Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

I.	Landlord may elect to provide parking cards or keys to control access to the Parking Area. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

J.	Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Parking Area (“Parking Operator”). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Parking Operator and pay the Parking Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Parking Operator unless caused by Landlord’s negligence or willful misconduct. It is understood and agreed that the identity of the Parking Operator may change from time to time during the Term. Tenant hereby consents to the assignment, from time to time, of the initial or any successor Parking Operator’s interest in the Parking to another Parking Operator.

II.	RENEWAL OPTIONS.

A.	Grant of Option; Conditions. Tenant shall have the right to extend the Term (the “Renewal Option”) for 2 additional periods of 5 years each, first, commencing on the day following the Termination Date of the initial Term and ending on the 5th anniversary of the Termination Date (“First Renewal Term”) and second, commencing on the day following the termination date of the First Renewal Term and ending on the 5th anniversary of such termination date (“Second Renewal Term”, and each of the First Renewal Term or Second Renewal Term, a “Renewal Term”), if:

1.	Landlord receives notice of exercise (“Initial Renewal Notice”) not less than 12 and not more than 15 full calendar months prior to the expiration of the initial Term or First Renewal Term, as applicable; and

2.	Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

3.	No more than 20% of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

4.	The Lease has not been assigned (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.

B.	Terms Applicable to Premises During Renewal Term.

1.	The initial Base Rent rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises. Base Rent during the Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

2.	Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the Renewal Term in accordance with the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes and Expenses and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Renewal Term.

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C.	Initial Procedure for Determining Prevailing Market. Within 30 days after receipt of Tenant’s Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its Renewal Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant’s Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. When Landlord and Tenant have agreed upon the Prevailing Market rate for the Premises, such agreement shall be reflected in a written agreement between Landlord and Tenant, whether in a letter or otherwise, and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within 30 days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the “Arbitration Notice”) within 5 days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section D below. If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within the 30 day period described and Tenant fails to timely exercise its right to arbitrate, Tenant’s Renewal Option shall be deemed to be null and void and of no further force and effect.

D.	Arbitration Procedure.

1.	If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within 5 days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in Chicago, Illinois, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

2.

Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the

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Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

3.	If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

E.	Renewal Amendment. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Binding Notice or other written agreement by Landlord and Tenant regarding the Prevailing Market rate, and Tenant shall execute and return the Renewal Amendment to Landlord within 15 days after Tenant’s receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

F.	Definition of Prevailing Market. For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and comparable buildings in the “North Suburban Chicago” office building market. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

G.	Subordination. Notwithstanding anything herein to the contrary, Tenant’s Renewal Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

III.	ACCELERATION OPTION.

A.

Tenant shall have the right to accelerate the Termination Date (“Acceleration Option”) of the Lease, with respect to the entire Premises only, from the Termination Date (i.e.; April 30, 2012, if the Commencement Date is the Target

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Commencement Date) to the end of the 60th month of the Lease Term (i.e.; April 30, 2009, if the Commencement Date is the Target Commencement Date) (the “Accelerated Termination Date”), if:

1.	Tenant is not in Default beyond applicable notice and cure periods under the Lease at the date Tenant provides Landlord with an Acceleration Notice (hereinafter defined); and

2.	no part of the Premises is sublet for a term extending past the Accelerated Termination Date or such sublease is terminable by Tenant effective prior to or as of the Accelerated Termination Date; and

3.	the Lease has not been assigned; and

4.	Landlord receives notice of acceleration (“Acceleration Notice”) not less than 12 full calendar months prior to the Accelerated Termination Date.

B.	If Tenant exercises its Acceleration Option, Tenant shall pay to Landlord the sum of $1,131,165.43 (the “Acceleration Fee”) as a fee in connection with the acceleration of the Termination Date and not as a penalty. In the event the Tenant leases additional space, the Acceleration Fee shall be increased by an amount equal to the unamortized portion of any concessions, commissions, allowances or other expenses incurred by Landlord in connection with such additional space leased by Tenant, that is subject to acceleration hereunder. Tenant shall remain liable for all Base Rent, Additional Rent and other sums due under the Lease up to and including the Accelerated Termination Date even though billings for such may occur subsequent to the Accelerated Termination Date. The “unamortized portion” of any of the foregoing shall be determined using an interest rate of 11% per annum. The Acceleration Fee shall be paid by Tenant as follows: (1) 50% of the Acceleration Fee shall be paid to Landlord in cash simultaneously with delivery of the Acceleration Notice; and (2) 50% of the Acceleration Fee shall be paid to Landlord in the form of an irrevocable letter of credit (the “Letter of Credit”) which may be drawn upon by Landlord anytime within 30 days prior to the Accelerated Termination Date. The Letter of Credit shall: (a) be in the amount of 50% of the Acceleration Fee; (b) be issued substantially in the form attached hereto as Exhibit J; (c) name Landlord as its beneficiary; and (d) be drawn on an FDIC insured financial institution satisfactory to the Landlord. The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than 1 year. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least 60 days after the Accelerated Termination Date of the Lease. If Tenant fails to furnish such renewal or replacement at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as the remaining payment by Tenant of the Acceleration Fee. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by an FDIC insured financial institution satisfactory to the Landlord at the time of the issuance thereof.

C.	If Tenant, subsequent to providing Landlord with an Acceleration Notice, defaults in any of the provisions of this Lease (including, without limitation, a failure to pay the Acceleration Fee due hereunder), Landlord, at its option, may (i) declare Tenant’s exercise of the Acceleration Option to be null and void, and any Acceleration Fee paid to Landlord shall be returned to Tenant, after first applying such Acceleration Fee against any past due Rent under the Lease, or (ii) continue to honor Tenant’s exercise of its Acceleration Option, in which case, Tenant shall remain liable for the payment of the Acceleration Fee and for all Base Rent, Additional Rent and other sums due under the Lease up to and including the Accelerated Termination Date even though billings for such may occur subsequent to the Accelerated Termination Date.

D.

As of the date Tenant provides Landlord with an Acceleration Notice, any unexercised rights or options of Tenant to renew the Term of the Lease or to expand the Premises (whether expansion options, rights of first or second refusal, rights of first or second offer, or other similar rights), and any outstanding

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tenant improvement allowance not claimed and properly utilized by Tenant in accordance with the Lease as of such date, shall immediately be deemed terminated and no longer available or of any further force or effect.

IV.	CONFERENCE CENTER. Tenant shall have the right to use during the initial Term, at no charge to Tenant, during Business Hours: (1) the Tri-State Auditorium a total of 3 full days or 6 half days per calendar year; and (2) the small Building conference room 1 day each calendar month. The foregoing rights are subject to the rights of existing tenants in the Building, on a first-come, first-served basis. Such use also shall be subject to (a) all applicable terms of the Lease, including, without limitation, Sections 13 and 14 of the Lease, and (b) all reasonable rules and regulations for the Building Auditorium and conference room. In addition to the foregoing, on a first-come, first-served basis, subject to availability, Tenant may use both the Auditorium and the small Building conference room at other times at Landlord’s standard cost therefor.

V.	FITNESS CENTER.

A.	Tenant and Tenant employees may use the fitness center (“Fitness Center”) located in the Building provided that: (a) the Fitness Center is currently being maintained by Landlord for use by the tenants in the Building (Tenant acknowledging that Landlord has no obligation to maintain the Fitness Center for Tenant’s or any other tenant’s use); (b) Tenant use of the Fitness Center is subject to Tenant entering into a separate agreement with Landlord or the company managing the Fitness Center; and (c) Tenant is not in default under the Lease beyond applicable cure periods.

B.	Tenant shall pay Landlord, as Additional Rent, the sum of $zero per month, plus applicable tax thereon, if any, for each of Tenant’s employee memberships to the Fitness Center, as such rates may be adjusted from time-to-time to reflect the then current rate for membership in the Fitness Center.

C.	Landlord shall have the right from time to time to change its policy regarding the Fitness Center including without limitation charging a fee of the use of the Fitness Center. Tenant shall comply with and cause its employees to comply with all such changes.

VI.	SIGNAGE. Tenant shall have the right to install one exterior sign at roof level of the east elevation of the 100 Tri-State International Office Center Building (the “Sign”), if: (1) Tenant has not assigned its interest in this Lease prior to the date on which Tenant elects to install the Sign, (2) Tenant has not sublet any portion of the Premises prior to the date on which Tenant elects to install the Sign, (3) Tenant is in actual occupancy of the entire Premises on the date on which Tenant elects to install the Sign, and (4) Tenant is not in default under any term or condition of the Lease beyond applicable notice and cure periods on the date Tenant elects to install the Sign. Tenant, at its sole cost and expense, shall obtain all necessary building permits and zoning and regulatory approval in connection with the Sign and Landlord agrees to use reasonable efforts to assist Tenant in obtaining such approvals. All costs in connection with the Sign, including any costs for the design, installation, supervision of installation, wiring, maintenance, repair and removal of the Sign, will be at Tenant’s expense. Tenant shall submit to Landlord reasonably detailed drawings of the proposed Sign, including without limitation, the size, material, shape and lettering for review and approval by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. The Sign shall conform to the standards of design and motif established by Landlord for the exterior of the Building and the Property on which it is located. Tenant shall reimburse Landlord for any costs associated with Landlord’s review and supervision as hereinbefore provided including, but not limited to, engineers and other professional consultants, to a maximum of $1,000.00. Tenant will be responsible for the repair of any damage that the installation of the Sign may cause to the Building or Property. Tenant agrees upon the expiration date or sooner termination of this Lease, upon Landlord’s request, to remove the Sign and to repair and restore any damage to the Building and Property at Tenant’s expense. In addition, Landlord shall have the right to remove the Sign at Tenant’s sole cost and expense, if, at any time during the Lease Term: (1) Tenant assigns this Lease, (2) Tenant is not occupying at least 32,000 square feet of Premises, (3) Tenant ceases to occupy the entire Premises, or (4) Tenant defaults under any term or condition of the Lease and fails to cure such default within any applicable grace period.

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EXHIBIT G

HVAC SPECIFICATIONS

Central heat and air conditioning in season during Normal Business Hours, at such temperatures as may be reasonably necessary, in Landlord’s reasonable opinion, for the comfortable occupancy of the Premises for office use, as required by governmental authority, but in any event within a range that (provided Tenant does not use abnormal amounts of equipment and/or cause the Premises (or any portion) to be occupied by greater than 1 person per 150 square feet of Rentable Area) will not exceed 78° Fahrenheit in summer or fall below 67° Fahrenheit in winter, subject to abnormally extreme external temperature conditions.

EXHIBIT H

CLEANING SPECIFICATIONS

Janitorial services will cover the specifications as follows and it is expected that all building areas will be maintained and the necessary spot cleanings performed to ensure the continued satisfaction of the EOP client and employee base. Services shall include, but not be limited to, the following:

OFFICE AREAS (All Floors)

Nightly Services (Five (5) nights per week)

Empty all waste receptacles. Clean, and reline when needed. Remove material to designated areas.

Remove recycling material when container is full (see weekly)

Vacuum all carpeted main traffic and use areas, including conference rooms, reception areas, interior stairwells, hallways and corridors with the exception of individual offices (see weekly).

Spot vacuum/clean all others areas as needed.

Wash and sanitize all drinking fountains.

Damp mop spillage in uncarpeted office areas.

Spot clean carpets to remove light spillage. Report large spills and stains to supervisor.

Assure all designated locked doors are closed after area has been cleaned.

Activate all alarm systems as instructed by occupant (if applicable).

Arrange chairs at desk and conference room tables and turn off lights upon exiting.

Clean conference room tables and remove any remaining food items.

Clean and sweep all lunchroom/eating areas. Wash and wipe tables and counter tops and clean sinks.

Remove scuff marks on floor as needed.

Weekly Services

Remove recycling material when container is full.

Vacuum all carpeted areas completely, private offices and cubicle interiors, desk knee area spaces and under waste containers.

Dust and wipe clean with damp or treated cloth all office furniture, files, and cubicle partition tops, (DO NOT MOVE PAPERS).

Remove all finger marks and smudges from all vertical surfaces, including doors, door frames, around light switches, private entrance glass, and partitions.

Damp wipe and polish all glass furniture tops.

Damp mop hard surfaced floors and/or uncarpeted surface floors.

Sweep uncarpeted floors employing dust control techniques with exception of lunchroom (which is to be performed nightly)

Monthly Services

Dust and wipe clean chair bases and arms, telephones, cubicle shelves, window sills, relite ledges and all other horizontal surfaces as needed to maintain clean appearance (DO NOT MOVE PAPERS).

Edge vacuum all carpeted areas, as needed.

RESTROOMS

Nightly Services (Five (5) nights per week)

Clean and sanitize all mirrors, brightwork, countertops and enameled surfaces.

Wash and disinfect all basins, urinals, bowls (cleaning underside of rim) and fixtures using scouring powder to remove stains.

Wash both sides of all toilet seats with soap and/or disinfectant.

Clean flushometers, piping, toilet seat hinges, and other metal.

Empty, clean, and damp wipe all waste receptacles.

Sweep, wet mop, and sanitize entire floor, including around toilet seats and under urinals.

Damp wipe all walls, partitions, doors, and outside surfaces of all dispensers, as needed.

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Fill toilet paper, soap, towels, and sanitary napkin dispensers (if applicable).

Wash and disinfect all showers including shower walls, floors, brightwork and doors (if applicable).

Replace trash liner.

Weekly Services

Flush water through P-trap weekly to ensure elimination of odor.

Monthly Services

Machine scrub floors.

LOBBY, ELEVATOR, CORRIDOR, INTERIOR STAIRWAYS (EXCLUDING EMERGENCY EXIT STAIRWAYS) AND ENTRANCE AREAS

Nightly Service (Five (5) nights per week)

Sweep and spot mop all stone, vinyl or composition lobby floors.

Vacuum and spot clean all carpeted floor and mats.

Dust and polish all brightwork, including mirrors and elevator call buttons.

Dust and polish all metal surfaces in elevators, including tracks, and elevator doors.

Vacuum and spot clean all carpet in elevators.

Clean and polish all trash receptacles

Dust all fire extinguisher cabinets and/or units.

Spot clean all doors.

All furniture should be cleaned as necessary (including directories)

Wash, disinfect and dry polish water coolers (if applicable).

Clean glass entrance doors, adjacent glass panels and tracks (i.e. relites) (if applicable).

Spot sweep and/or spot vacuum all interior stairways (excluding emergency exit stairways) and landings (if applicable).

Maintain lobby floor as recommended by manufacturer.

Weekly Services

Wet mop all stone, vinyl or composition lobby floors (daily spot mopping may satisfy this need)

Sweep and/or vacuum all interior stairways (excluding emergency exit stairways) and landings (if applicable).

JANITORIAL ITEMS/AREAS

Nightly Services (Five (5) nights per week)

Keep janitorial rooms in a clean, neat and orderly condition.

Maintain all janitorial carts and equipment in safe and clean condition.

FITNESS CENTER (If applicable) (Please break out cost as separate bid)

Nightly Services

Vacuum all exposed carpeted floors.

Spot clean all mirrors and walls.

Spray and disinfect fitness center equipment nightly

Weekly Services

Edge vacuum all carpeted areas, as needed.

Dust all ledges, as needed

Clean mirrors completely.

Stocking supplies and towels

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LOCKER ROOMS (If applicable)

Nightly Services (Five (5) nights per week)

Perform complete building restroom cleaning specifications to restroom and locker room areas.

Clean and disinfect showers completely, including walls, doors, floors, and floor drains.

LOADING DOCK, VAN PARKING AREAS, TRASH RECYCLING AREAS

Nightly Services (Five (5) nights per week)

Empty and reline all waste receptacles.

Sweep ramps, loading bays and parking areas for trash and cigarette butts.

GENERAL BUILDING COMMON AREA SERVICES

Nightly Service(Five (5) nights per week)

Spot clean and restock, as needed all janitorial service closets.

Pick up and compact all recycle trash, including boxes in accordance with tenants recycle specifications.

Vacuum all garage lobbies and elevator carpets

EXHIBIT I

FORM OF GUARANTY

GUARANTY OF LEASE

FOR VALUE RECEIVED and in consideration for and as an inducement to IL-TRI-STATE INTERNATIONAL, L.L.C., a Delaware limited liability company (“Landlord”) to lease certain real property to OPEN TEXT, INC., an Illinois corporation (“Tenant”), pursuant to a lease dated October 24, 2003 (the “Lease”) by and between Landlord and Tenant, the undersigned, OPEN TEXT CORPORATION, an Ontario corporation (“Guarantor”), does hereby unconditionally and irrevocably guarantee to Landlord the punctual payment of all Rent (as such term is defined in the Lease) payable by Tenant under the Lease throughout the term of the Lease and any and all renewals and extensions thereof in accordance with and subject to the provisions of the Lease, and the full performance and observance of all other terms, covenants, conditions and agreements therein provided to be performed and observed by Tenant under the terms of the Lease, for which the undersigned shall be jointly and severally liable with Tenant. If any default on the part of Tenant shall occur under the Lease, the undersigned does hereby covenant and agree to pay to Landlord in each and every instance such sum or sums of money and to perform each and every covenant, condition and agreement under the Lease as Tenant is and shall become liable for or obligated to pay or perform under the Lease, together with the costs reasonably incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees. Such payments of Rent and other sums shall be made monthly or at such other intervals as the same shall or may become payable under the Lease, including any accelerations thereof, all without requiring any notice from Landlord (other than any notice required by the Lease) of such non-payment or non performance, all of which the undersigned hereby expressly waives.

The maintenance of any action or proceeding by Landlord to recover any sum or sums that may be or become due under the Lease and to secure the performance of any of the other terms, covenants and conditions of the Lease shall not preclude Landlord from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of Tenant under the Lease. The undersigned does hereby consent that without affecting the liability of the undersigned under this Guaranty and without notice to the undersigned, time may be given by Landlord to Tenant for payment of Rent and such other sums and performance of said other terms, covenants and conditions, or any of them, and such time extended and indulgence granted, from time to time, or Tenant may be dispossessed or Landlord may avail itself of or exercise any or all of the rights and remedies against Tenant provided by law or by the Lease, and may proceed either against Tenant alone or jointly against Tenant and the undersigned or against the undersigned alone without first prosecuting or exhausting any remedy or claim against Tenant. The undersigned does hereby further consent to any subsequent change, modification or amendment of the Lease in any of its terms, covenants or conditions, or in the Rent payable thereunder, or in the premises demised thereby, or in the term thereof, and to any assignment or assignments of the Lease, and to any subletting or sublettings of the premises demised by the Lease, and to any renewals or extensions thereof, all of which may be made without notice to or consent of the undersigned and without in any manner releasing or relieving the undersigned from liability under this Guaranty.

The undersigned does hereby agree that the bankruptcy of Tenant shall have no effect on the obligations of the undersigned hereunder. The undersigned does hereby further agree that in respect of any payments made by the undersigned hereunder, the undersigned shall not have any rights based on suretyship, subrogation or otherwise to stand in the place of Landlord so as to compete with Landlord as a creditor of Tenant, unless and until all claims of Landlord under the Lease shall have been fully paid and satisfied.

Neither this Guaranty nor any of the provisions hereof can be modified, waived or terminated, except by a written instrument signed by Landlord. The provisions of this Guaranty shall apply to, bind and inure to the benefit of the undersigned and Landlord and their respective heirs, legal representatives, successors and assigns. The undersigned, if there be more than one, shall be jointly and severally liable hereunder, and for purposes of such several liability the word “undersigned” wherever used herein shall be construed to refer to each of the undersigned parties separately, all in the same manner and with the same effect as if each of them had signed separate instruments, and this Guaranty shall not be revoked or impaired as to any of such parties by the death of another party or by revocation or release of any obligations hereunder of any other party. If Landlord should retain counsel and/or institute any suit against Guarantor to enforce this Guaranty or any covenants or obligations hereunder, then

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Guarantor shall pay to Landlord, upon demand, all reasonable attorneys’ fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), which may be or become due hereunder, in addition to all other amounts due hereunder. This Guaranty shall be governed by and construed in accordance with the internal laws of the state where the premises demised by the Lease are located. For the purpose solely of litigating any dispute under this Guaranty, the undersigned submits to the jurisdiction of the courts of said state.

Any notice or other communication to be given to Landlord or the undersigned hereunder shall be in writing and sent in accordance with the notice provisions of the Lease. Notices to Landlord shall be delivered to Landlord’s address set forth in the Lease. Notices to the undersigned shall be addressed as follows:                                              . If Guarantor’s notice address as set forth above changes, Guarantor agrees to provide written notice to Landlord of such change in address.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date of the Lease.

ATTEST/WITNESS:	GUARANTOR:

OPEN TEXT CORPORATION, an Ontario corporation

/s/ David Plumb	By:	/s/ Tom Jenkins
	Name:	TOM JENKINS
Name (print): DAVID PLUMB	Title:	CEO

Name (print):

GUARANTOR ACKNOWLEDGMENTS

Corporation

Province of Ontario

Town of Richmond Hill ss:

On this the 29th day of October, 2003, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared in Richmond Hill, known to me to be Tom Jenkins, CEO of OpenText Corporation, one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Sheldon Polansky
Notary Public

My Commission Expires:

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EXHIBIT J

FORM OF LETTER OF CREDIT

_______________________

[Name of Financial Institution]

Irrevocable Standby
Letter of Credit
No.
Issuance Date:
Expiration Date:
Applicant:

Beneficiary

[Insert Name of Landlord]

[Insert Building management office address]

__________________________

__________________________

__________________________

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of                      U.S. Dollars ($                    ) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	An original copy of this Irrevocable Standby Letter of Credit.

2.	Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of U.S. Dollars ($ ) under your Irrevocable Standby Letter of Credit No. represents funds due and owing to us pursuant to the terms of that certain lease by and between , as landlord, and , as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500, or as most recently published.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                                               to the attention of                                 .

Very truly yours,

[name]

[title]

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